[ILX LETTERHEAD]


May 15, 1997

VIA FEDERAL EXPRESS AND FACSIMILE
---------------------------------
Debbie Reynolds Hotel & Casino, Inc.
Debbie Reynolds Resorts, Inc.
Debbie Reynolds Management Company, Inc.
Todd Fisher
Chief Executive Officer
Debbie Reynolds Hotel & Casino, Inc.
305 Convention Center Drive
Las Vegas, Nevada 89109

Re: Cancellation of Agreement for Purchase and Sale

Dear Todd:

This letter is to serve as the required formal written notice of our election to cancel and terminate that certain Agreement for Purchase and Sale dated October 30, 1996, by and between ILX Incorporated (as Buyer) and Debbie Reynolds Hotel & Casino, Inc., and Debbie Reynolds Resorts, Inc., (collectively as Seller), effective immediately. Since, to the best of our knowledge, the subject Agreement was never placed in escrow nor executed by the Escrow Agent (and no notice address is provided in the subject Agreement), we are not transmitting notice to Escrow Agent.

With those formalities behind us, and on a personal note, I want to say what a pleasure it has been working with you, David, and the other members of your staff in connection with this transaction. We remain hopeful that we will be in a position to restructure our relationship along the lines we discussed in Las Vegas last week, and we are looking forward to our continued association relative to the Red Rock Collection line of personal care products.

If you have any questions, please don't hesitate to contact me.

Sincerely,


/s/ Joseph P. Matori
Joseph P. Matori
Chairman

Copy to: David Crabtree, Matthew Q. Callister

Copy to: Nancy Stone, Sam Ciatu